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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  March 22, 2000

Commission        Registrant, State of Incorporation        I.R. S. Employer
File Number         Address and Telephone Number          Identification Number
-----------       ----------------------------------      ---------------------
1-13895           Conectiv (a Delaware Corporation)            51-0377417
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


1-1405            Delmarva Power & Light Company               51-0084283
                  (a Delaware and Virginia Corporation)
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


1 - 3559          Atlantic City Electric Company               21-0398280
                  (a New Jersey Corporation)
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


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Item 5. OTHER EVENTS

                  The following was released by the Company on March 22, 2000:



FOR IMMEDIATE RELEASE
MARCH 22, 2000

For information, contact:
TIM BROWN, CONECTIV, (302) 452-6496
-----------------------------------
Investor Contact:
Bob Marshall, Conectiv (302) 429-3114

                          CONECTIV AIMS TO SPUR GROWTH
                    BY INCREASING FOCUS ON ENERGY BUSINESSES
                    Company Taking Steps to Maximize Value of
           Telecommunications Investment & to Exit Non-Core Businesses

WILMINGTON, DE - Conectiv (NYSE:CIV) today announced that it plans to further focus on its energy and power delivery businesses. First, the company is accelerating plans to expand its mid-merit generation business by increasing its position in the mid-merit market within the PJM power-pool area of Delaware, Pennsylvania, New Jersey, and Maryland. "Mid-merit" power plants are environmentally friendly, fuel-flexible facilities with modern technology that allows them to ramp up quickly in response to increases in the demand for power. Second, Conectiv is taking steps to maximize the value of its telecommunications investments by actively pursuing a strategic partner and placing greater focus on business markets and Internet related data services. Third, Conectiv officials said they will seek to sell two non-core businesses--Conectiv Services and Conectiv Thermal--as part of the effort to concentrate on businesses with higher returns.

Conectiv Chairman and CEO Howard E. Cosgrove said, "Today's announcement is part of a continuing effort to position Conectiv to succeed in an increasingly competitive marketplace. The actions we are taking will allow us to put our capital in businesses that provide the best opportunities to leverage our knowledge base and competitive advantage. Our shareholders are better rewarded if we invest in our core businesses. We know the deregulated energy business, we have a proven track record in it, and we are investing in the type of generating assets we need in order to succeed in this fast-growing market segment."

Cosgrove said Conectiv will continue to focus on two complementary energy businesses. First, Conectiv will manage its transmission and delivery assets to provide efficient and reliable service to its one million customers. Second, the company will concentrate on driving higher returns to shareholders by making new investments in its mid-merit energy business and optimizing the performance of those assets.

Conectiv Executive Vice President Tom Shaw said, "This announcement represents the next steps in the evolution of our energy strategy. We have grown our competitive energy business from zero



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to more than $1.5 billion in revenue in just three years. We are in the top three among companies that sell competitive energy in our region and are one of the few organizations with the ability to sell all energy commodities, including electricity, natural gas, fuel oil, gasoline and propane. Our successful track record in energy marketing and generation-asset optimization should enable us to minimize risk and enhance returns for shareholders. Expanding our investments in this business should allow us to make a significant contribution to the company's bottom line in the coming years." In the fall of 1999, Conectiv announced it would build a $300 million, 550-megawatt, mid-merit addition to its Hay Road power plant. Conectiv's Board of Directors has since authorized the purchase of additional equipment needed to build a similar plant. The second plant could be built at one of a number of existing company sites or one of the new sites that Conectiv is developing within PJM.

Officials stressed that Conectiv is also taking steps to increase the visibility of the substantial value it has already created for shareholders through its telecommunications business. Conectiv is seeking a strategic partner in order to create the size and scope needed to take the business to the next level. Conectiv Communications has shifted its emphasis to the business-to-business market, expanded the Internet-related data services it offers, and strengthened its ability to add new customers by more than doubling the capability of its provisioning process through the use of new systems. Conectiv Communications President Richard Robertson said, "These aggressive steps will position Conectiv Communications to better meet the needs of our customers and to participate in the tremendous growth potential of the telecommunications market." The company has engaged Credit Suisse First Boston to assist in efforts to maximize shareholder value in its telecommunications business.

Cosgrove said Conectiv's HVAC and thermal businesses no longer fit the company's strategic direction. "For a variety of reasons," he said, "these markets have evolved differently than expected. Given those developments, this move gives us an opportunity to focus capital on our core businesses where we have more of a competitive advantage. Additionally, we will stay abreast of technological developments and new business opportunities in our core businesses through our very successful venture capital fund, Enertech Capital Partners (ECP). " ECP was founded in 1996 as a joint venture of Conectiv and Safeguard Scientifics, Inc. to exploit business opportunities created from utility deregulation. It has made successful investments in VerticalNet, Essential.com, Capstone Turbine, Inc and PACWEST.

In May of 1999, Conectiv outlined a series of strategic and financial steps designed to increase shareholder value and provide for improved earnings growth. A key initiative was the sale of non-strategic fossil fuel and nuclear baseload generating assets. The sales and securitization are expected to net about $1 billion in proceeds for the company when they close later this year. Conectiv CFO John van Roden said, "The actions we took in May set the stage for today's announcement. The $1 billion gives us resources to invest in our core businesses as well as to optimize our capital structure. Through our share-buyback program, we have repurchased 16.7 million shares, allowing us to spread the returns we expect to capture over fewer shares. Today's announcement represents the next logical step in the evolution of a disciplined but flexible business strategy that will enable us to succeed."



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Cosgrove said, "Our announcement today is the next step toward achieving success in a dynamic and exciting energy marketplace. We have a leadership position in our region's mid-merit energy market, a strong presence as a well-established transmission and distribution company within the region, and will have a stake in a winning telecommunications business. Now, we will execute these strategies with the goal of delivering solid financial returns for our shareholders."

                                      ####

Conectiv, a Fortune 500 company headquartered in Wilmington, DE, provides regulated electric and natural-gas utility services and is also engaged in telecommunications and other non-regulated activities. Conectiv serves more than one million customers in New Jersey, Delaware, Maryland, Virginia, and Pennsylvania.

FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and telecommunications; the unbundling of delivery services; and increasingly competitive energy and telecommunications marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           CONECTIV
                                           Delmarva Power & Light Company
                                           Atlantic City Electric Company


Date:  March 22, 2000                      /s/ Philip S. Reese
                                           ------------------------------
                                               Treasurer